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                                                                  EXHIBIT (d)(9)

[LOGO OF CHASE]                                       Fixed Rate Promissory Note
                                                                (Multiple Loans)
                                                              New York, New York


                                                               December 21, 2000

   For value received, the undersigned (the "Borrower") unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"), at its principal office located at 270 Park Avenue, New York, New York 10017, the principal amount of each loan made by the Bank to the Borrower and outstanding under this Note on the maturity date(s) as evidenced by the Bank's records as provided in the fifth paragraph hereof.

   The Borrower promises to pay interest on the unpaid balance of the principal amount of each such loan for each day outstanding at a fixed rate per annum equal to the rate as evidenced in the Bank's records as provided in the fifth paragraph hereof; provided that principal and (to the extent permitted by law) interest not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest for each day overdue at a variable rate per annum equal to: (a) the higher of: (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the Prime Rate; plus (b) 2%. "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a banking day in New York City, for the immediately preceding banking day). "Prime Rate" means, for any day, that rate of interest from time to time announced by the Bank at its principal office as its prime rate, as in effect for such day in accordance with announcements by the Bank of changes in such rate. Interest shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on each loan shall be due and payable at the maturity thereof (and quarterly, if requested by the Bank); provided, however, that interest accruing on any amount not paid when due shall be payable upon demand. In no case shall the interest on this Note exceed the maximum amount which the Bank may charge or collect under applicable law.

   Each loan hereunder may be prepaid in whole but not in part, provided that accrued and unpaid interest is paid on the date of such prepayment, together with any compensation payable in accordance with the following. If there is any payment (whether by voluntary prepayment, acceleration or otherwise) of a loan under this Note on a date other than the scheduled maturity date set forth in the first paragraph hereof, then the Borrower will pay the Bank on demand such amount as will be sufficient in the reasonable opinion of the Bank to compensate it for any loss, cost or expense which the Bank determines is attributable thereto. Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (a) the aggregate amount of interest which otherwise would have accrued on the principal amount so paid for the period from and including the date of payment to but excluding such maturity date at the rate of interest provided herein over (b) the amount of interest the Bank would pay (as determined by the Bank in good faith, such determination to be conclusive) on a deposit placed with the Bank on the date of such payment in an amount comparable to such principal amount and with a maturity comparable to such period.

   All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at the Bank's principal office specified above. If any loan evidenced by this Note becomes due and payable on a day which is not a banking day in New York City, the maturity of such loan shall be extended to the next succeeding banking day, and interest shall be payable for such extension on such loan at the rate of interest specified in this Note. The Bank may (but shall not be obligated to) debit the amount of any payment which is not made when due to any deposit account of the Borrower with the Bank.

   The date, amount, rate of interest and maturity date of each loan under this Note and each payment of principal, loan(s) to which such principal is applied (which shall be at the discretion of the Bank) and the outstanding principal balance of loans shall be recorded by the Bank on its books and prior to any transfer and delivery of this Note, endorsed by the Bank on the schedule attached or any continuation of such schedule. Any such endorsement shall be conclusive in the absence of manifest error.

   If any of the following events of default shall occur: (a) the Borrower fails to pay any principal or interest to the Bank under this Note when due and payable; (b) the Borrower shall fail to pay any indebtedness in an aggregate
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principal amount in excess of $10,000,000 when due and payable or if there shall be any default by the Borrower thereunder; (c) the Borrower shall become insolvent (however evidenced) or shall seek any relief under any bankruptcy or similar law of any jurisdiction (or any person shall seek such relief against the Borrower); or (d) any Facility Document shall at any time cease to be in full force and effect or its validity or enforceability shall be disputed or contested; THEN, if the Bank shall elect by notice to the Borrower, the unpaid principal amount of this Note, together with interest and any other amounts due hereunder shall become forthwith due and payable; provided that in the case of an event of default under (c) above, such amounts shall automatically become due and payable without any notice or other action by the Bank.

   The Borrower waives presentment, notice of dishonor, protest and any other formality with respect to this Note.

   The Borrower shall reimburse the Bank on demand for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for the Bank and costs allocated by its internal legal department) in connection with the preparation, performance or enforcement of this Note.

   This Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns; provided that the Borrower may not delegate any obligations hereunder without the prior written consent of the Bank. Without limiting any provision of this Note, the obligations under this Note shall continue in full force and effect and shall be binding on: (a) the estate of the Borrower if the Borrower is an individual; and
(b) any successor partnership and on previous partners and their respective estates if the Borrower is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise.

   THIS NOTE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE BORROWER IF SENT TO THE BORROWER BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW. THE BORROWER WAIVES ANY RIGHT THE BORROWER MAY HAVE TO JURY TRIAL.


Address:                                  AGILENT TECHNOLOGIES, INC.

395 Page Mill Road (M/S A1-14)
Palo Alto, CA 94306
Attention:  Treasurer

                                          By /S/ Didier Hirsch
                                            ------------------------------------
                                            Name:  Didier Hirsch
                                            Title:    Vice President & Treasurer
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

                                                              Amount of
 Date                                                         Payment and           Principal
 and                Amount                                    Loan Number           Balance
 Loan               of Loan              Maturity             to Which              Remaining          Notation
 Number             and Rate             Date                 Applied               Unpaid             Made By
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